UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2016

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza Tower One, Suite 1610 6400 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, the Board of Directors of Molycorp, Inc. (the “Company”) appointed Kevin D. Morris, age 47, as Executive Vice President and Chief Operating Officer, filling a position that was left vacant when Geoffrey R. Bedford, the former Executive Vice President and Chief Operating Officer was appointed President and Chief Executive Officer of the Company on December 2, 2013.
Mr. Morris has served as Executive Vice President of Administration and Rare Metals of the Company since February 2015, and previously served as Senior Vice President, Administration and Rare Metals, from June 2012 until February 2015. Mr. Morris joined the Company as Senior Vice President of Administration in November 2011. Prior to that time, Mr. Morris practiced environmental law and civil litigation for 16 years in California. Mr. Morris received his Bachelor of Science degree in mechanical engineering from Cornell University in 1991 and his J.D. from the UCLA School of Law in 1994.
The terms of his employment as Executive Vice President and Chief Operating Officer of the Company currently are under negotiation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Geoffrey R. Bedford
		Name:	Geoffrey R. Bedford
		Title:	President and Chief Executive Officer

Date: May 31, 2016